UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                         SCHEDULE 14A


Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission Only
	  (as permitted by Rule 14a-6(e)(2)
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                Commission File No. 0-827


                Empire State Building Associates
        (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]     No fee required

[X]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:
                Participations.

        2)      Aggregate number of securities to which transaction applies:
                [  ].

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined): The fee is equal to 1/50th of 1% of the assumed fair market value of the Property, which is presumed to be the aggregate of the cash to be received by the Registrant.

	4)	Proposed maximum aggregate value of transaction: $60,000,000.

	5)	Total fee paid: $12,000.


[X]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:
		Schedule 14A.

	3)	Filing Party: Registrant

	4)	Date Filed: September 14, 2001



                Empire State Building Associates L.L.C.
                        c/o Wien & Malkin LLP
                         60 East 42nd Street
                      New York, New York 10165
                     Telephone:  (212) 687-8700
                     Telecopier:  (212) 986-7679




                                        October 22, 2001


TO NON-RESPONDING PARTICIPANTS IN EMPIRE STATE BUILDING ASSOCIATES L.L.C.:


        I am pleased to advise you that we have received consents from more than 60% in interest of all Participants approving the acquisition and financing program recommended in our September 14, 2001 Solicitation. Because we have not received your response, I am enclosing a duplicate Consent form.

        If you have any question, you may wish to consult your own legal or other adviser. Please feel free separately to contact at Wien & Malkin (212-687-8700) Stanley Katzman, Thomas N. Keltner, Jr., or Alvin Silverman regarding the proposals in the Solicitation or Ned Cohen or Melanie Boruch regarding signing and returning the Consent.

        I strongly recommend that you consent by promptly signing and returning the enclosed Consent in the self-addressed envelope.


                                        Sincerely,



                                        Peter L. Malkin

Encs.